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                                                                   EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Mallinckrodt Inc. for the registration of debt securities and to the incorporation by reference therein of our report dated July 30, 1997, with respect to the consolidated financial statements and schedules of Mallinckrodt Inc. in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

                                              Ernst & Young LLP

St. Louis, Missouri
December 15, 1997